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                                                                   Exhibit (24b)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Vitkus and Wayne M. Koprowski, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Andrew McNally IV
----------------------------------          Date:  November 18, 1998
Andrew McNally IV


/s/ T. Kimball Brooker
----------------------------------          Date:  November 16, 1998
T. Kimball Brooker


/s/ Eugene B. Connolly
----------------------------------          Date:  November 16, 1998
Eugene B. Connolly


/s/ Peter S. Willmott
----------------------------------          Date:  November 16, 1998
Peter S. Willmott